Exhibit 10.3

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "Agreement") is made and entered into as of August 24, 2007, by and among Air Industries Group, Inc. (formerly known as Gales Industries Incorporated), a Delaware corporation (the "Purchaser"), John Gantt and Lugenia Gantt (the "Sellers"), and Eaton & Van Winkle LLP (the "Escrow Agent").

      WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of March 9, 2007, as amended by Amendment No 1. to the Stock Purchase Agreement dated as of August 2, 2007 (the "Purchase Agreement"), by and between the Purchaser and the Sellers, the Purchaser has agreed to purchase, and the Sellers, who own all of the outstanding capital stock of Welding Metallurgy, Inc. (the "Company"), have agreed to sell and transfer to the Purchaser, all of the outstanding shares of common stock of the Company in exchange for consideration ("Consideration"), consisting of cash amounts and newly issued shares of the Purchaser's common stock, $.001 par value per share (the "Purchaser Common Stock") and otherwise on the terms and conditions set forth in the Purchase Agreement (such transaction, the "Acquisition");

      WHEREAS, as an inducement for the Purchaser to enter into the Purchase Agreement, Purchaser has required that certificates for an aggregate of 1,017,764 of the shares of Purchaser Common Stock representing the Consideration (the "Escrow Shares") be deposited with the Escrow Agent to provide the Purchaser collateral security for the indemnity obligations of the Sellers to the Purchaser under the Purchase Agreement, subject to the terms and conditions set forth herein;

      WHEREAS, the Purchaser, the Sellers and the Escrow Agent desire to set forth the terms and conditions pursuant to which the Escrow Shares will be held by the Escrow Agent and disbursed to Purchaser and/or the Sellers, as the case may be.

      NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows. Any capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

      1. The Purchaser and each of the Sellers does hereby appoint and designate the Escrow Agent as Escrow Agent for the purposes set forth herein, and Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

      2. (a) Simultaneously with the execution of this Agreement, Purchaser is depositing with the Escrow Agent the Escrow Shares, together with a stock power duly executed by each of the Sellers with respect thereto.

            (b) The Escrow Agent shall hold, subject to the terms and conditions hereof, the Escrow Shares. In the event of any stock split, corporate reorganization, recapitalization, merger, consolidation or any other non-cash dividend or distribution with respect to the Escrow Shares, the Sellers shall promptly deposit such securities or other property received by them in connection with such event with the Escrow Agent, together with any necessary stock powers, and such property will be held pursuant to the terms of this Agreement.

      3. The Escrow Shares shall be held by Escrow Agent to satisfy any potential amounts owed to Purchaser by the Sellers with respect to their indemnification obligations pursuant to Article 10 of the Purchase Agreement. The Escrow Shares shall be valued at a per share price equal to the average of the last sales prices of the Purchaser Common Stock for the five (5) trading days immediately preceding the date on which shares of Escrow Shares are applied to satisfy the Sellers' indemnification obligation to the Purchaser.

      4. (a) If at any time prior to the termination of this Agreement, the Escrow Agent receives joint written instructions from Purchaser and the Sellers to make a payment to Purchaser as required under the Purchase Agreement and pursuant to Section 6 and 7 hereof, then Escrow Agent shall make payments out of the Escrow Shares to Purchaser in accordance with such instructions.

            (b) On the first business day after the three-year anniversary of the date of this Agreement (the "Termination Date"), Escrow Agent shall return to the Sellers any remaining portion of the Escrow Shares still held in escrow pursuant to the terms of this Agreement, reduced by the amounts, if any, which are the subject of Unresolved Claims (as hereinafter defined).

            (c) Subsequent to the Termination Date, the Escrow Agent shall retain the portion of the Escrow Shares which relate to all Unresolved Claims until such time as such Unresolved Claims are resolved in accordance with the terms hereof, at which time the portion of the Escrow Shares relating to the settled Unresolved Claim, if any, shall be distributed to the appropriate party in accordance with joint written instructions from Purchaser and the Sellers.

      5. The term "Unresolved Claims" shall mean any claim or request for indemnification by the Purchaser against the Sellers pursuant to the Purchase Agreement made against the Escrow Shares in accordance with this Agreement prior to the Termination Date, which claim or request shall be the subject of a Notice of Request as referred to in Section 6 below. All Unresolved Claims shall remain as such until such time as they have been paid in full or otherwise fully settled or discharged in accordance with the provisions of Section 7 below.

      6. If at any time during the term of this Agreement, the Purchaser believes that it is entitled to any portion of the Escrow Shares by way of indemnification from the Seller pursuant to the Purchase Agreement, the Purchaser shall furnish to the Escrow Agent (with a simultaneous copy to the Sellers, with proof of such delivery provided to the Escrow Agent), a written notice (the "Notice of Request") setting forth the dollar amount (and the corresponding number of Escrow Shares) to which the Purchaser believes it is entitled and the reasons for such belief. If the Escrow Agent and the Purchaser do not receive, within twenty (20) business days after receipt of the Notice of Request, a notice from the Sellers (the "Dispute Notice") stating that a dispute (the "Dispute") exists relating to the Purchaser's claim to that portion of the Escrow Shares claimed in the Notice of Request, the Escrow Agent shall, immediately after such twenty business day period, deliver the certificates


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

representing all of the Escrow Shares to the Purchaser, who shall simultaneously deliver to the Escrow Agent new certificates for a number of shares of Purchaser Common Stock representing the Escrow Shares equal to the difference between (a) the number of Escrow Shares then being held in escrow less (b) the number of Escrow Shares to which the Purchaser is entitled to as set forth in its Notice of Request. The Dispute Notice shall set forth in reasonable detail the amount disputed and the reasons for the Dispute. The Purchaser and the Sellers shall attempt to resolve the Dispute in good faith for a period of thirty (30) days following the receipt by the Escrow Agent and the Purchaser of the Dispute Notice. If the Purchaser and the Sellers are unable to resolve the Dispute within such thirty day period, the Dispute shall be submitted by the Purchaser and the Sellers to arbitration as hereinafter provided and the Escrow Agent shall be so notified. It is understood and agreed that (x) the arbitrator's award in such arbitration shall relate solely to the Dispute, (y) shall determine only whether or not the Purchaser is entitled to all or part of the Escrow Shares claimed for in the Notice of Request and whether the Sellers are entitled to offset any of their indemnification obligations under the Purchase Agreement, and (z) shall in no way involve any other matter relating to the Purchase Agreement or this Agreement including, without limitation, any claim for indemnification by the Purchaser or the Sellers. Further, in the event that the resolution of such Dispute shall depend on the final disposition of a claim made by an unaffiliated third party against the Purchaser for which the Purchaser is seeking indemnification from the Sellers, such arbitrator shall defer final resolution of such Dispute until such third party claim has been resolved or appropriate provision therefor has been made. The Purchaser and the Sellers each agree that the arbitrator's award shall be final and binding upon them with respect to the Dispute.

      7. In the event Escrow Agent receives a Dispute Notice in accordance with
Section 6 above that a Dispute exists, the Escrow Agent shall retain custody of that portion of the Escrow Shares which relates to the Unresolved Claim until the first to occur of the following events:

            (a) Receipt by Escrow Agent of a notice ("Settlement Notice") signed by the Purchaser and the Sellers that the Dispute has been resolved, which notice shall contain instructions to the Escrow Agent regarding delivery of that portion of the Escrow Shares which relates to the Unresolved Claim; or

            (b) Receipt by Escrow Agent of a copy of the Arbitrator's Award (as hereinafter defined) issued by the American Arbitration Association acknowledged by the Purchaser and the Sellers; or

            (c) Receipt by Escrow Agent of official notice of the confirmation by a court of competent jurisdiction of the arbitrator's award (the "Arbitrator's Award") resolving the Dispute, which confirmation has become a final order from which no appeal has been or can be had.

      After the occurrence of any of the foregoing events, the Escrow Agent shall promptly deliver that portion of the Escrow Shares which relates to the Unresolved Claim in accordance with the Settlement Notice or the Arbitrator's Award.


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

      8. Any controversy or claim arising out of the interpretation of the provisions of this Agreement or the obligations of the parties hereto in connection with this Agreement (an "Escrow Dispute") shall be settled either by mutual written agreement of the parties to such Escrow Dispute or by a binding and final arbitration award, as provided below. In the event the terms of a settlement of an Escrow Dispute increase the duties or obligations of the Escrow Agent hereunder and the Escrow Agent has not participated in such settlement so as to be bound thereby, then the settlement of such Escrow Dispute shall be effective as to the Escrow Agent in respect of such increase in duties or liabilities only upon the Escrow Agent's written assent thereto.

      Any Escrow Dispute not resolved by mutual agreement of the Sellers and the Purchaser shall be settled by arbitration in New York, New York, or in such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In the event of an Escrow Dispute, any party hereto may demand arbitration by written notice to the other parties and, within fifteen (15) days after receipt of such demand, each party shall appoint an arbitrator (each, an "Appointed Arbitrator") who shall together agree on a third Arbitrator, failing which agreement they shall request the AAA to appoint a third and presiding arbitrator ("Presiding Arbitrator", together with the Appointed Arbitrators, the "Arbitrators"), in accordance with the then existing rules of the AAA or any successor organization thereto. The parties acknowledge and agree that individuals may be designated as Appointed Arbitrators by each respective party, whether or not such Appointed Arbitrators are listed on the National Panel of Arbitrators as such list is maintained by the AAA. The parties hereby acknowledge that it is their intent to allow for a reasonable period of time in which the parties may conduct discovery relating an Escrow Dispute. The decision of 2 out of the 3 Arbitrators shall be final and binding on the parties and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration (including, but not limited to, fees and disbursements of counsel and the Arbitrators) shall be borne by the non-prevailing party or as otherwise determined by the Arbitrators.

      9. Upon the later to occur of (a) the Termination Date and (b) the date on which all Unresolved Claims, if any, are settled after the Termination Date (x) the portion of the Escrow Shares remaining on such date shall be distributed in accordance with this Agreement, (y) this Agreement shall be deemed to be terminated, and (z) the Escrow Agent shall be released and discharged from all further obligations hereunder. Under such circumstances, the Purchaser agrees that it shall divide and transfer the Escrow Shares to the distributees of the Sellers in accordance with the Sellers' written instructions.

      10. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments that may be due it hereunder.


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

            (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the primary cause of any loss to the Purchaser or the Sellers. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for the performance of agents or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            (c) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect. Such resignation shall not relieve the Escrow Agent of any potential liability of the Escrow Agent hereunder. Upon such resignation, the Purchaser and the Sellers shall mutually select a successor escrow agent.

            (d) The Purchaser hereby agrees to pay or reimburse the Escrow Agent, upon request, for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery modification and termination of this Agreement.

            (e) The Purchaser and the Sellers jointly and severally shall indemnify, defend and save harmless the Escrow Agent from all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (i) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (ii) its following any instructions or other directions from the Purchaser or the Sellers, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Notwithstanding anything in this Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

            (f) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Agreement.

            (g) The Sellers acknowledge that the Escrow Agent is acting as counsel to the Purchaser in the negotiation, preparation and execution of this Agreement and the Purchase Agreement, and agrees that Eaton & Van Winkle LLP may represent the Purchaser in any dispute under this Agreement or the Purchase Agreement.


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

            (h) The Escrow Agent shall not be bound by any waiver, modification, cancellation or rescission of this Agreement unless made in writing and signed by the parties hereto, and a copy thereof is delivered to the Escrow Agent.

            (i) In the event of any dispute over the disposition of the Escrow Shares, the Escrow Agent may deposit it with a court of competent jurisdiction in the State of New York and thereafter be relieved of any further liability or obligation under this Agreement.

      11. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent (i) by registered mail, return receipt requested or (ii) by facsimile transmission, as follows:

            If to the Escrow Agent, to:

                  Eaton & Van Winkle LLP
                  3 Park Avenue, 16th Fl.
                  New York, New York  10016
                  Attention:  Vincent J. McGill
                  Facsimile No.:  (212) 779-9928

            If to Purchaser, to:

                  Air Industries Group, Inc.
                  1479 North Clinton Avenue
                  Bay Shore, New York 11706
                  Attention:  Peter D. Rettaliata
                  Facsimile No.: (631) 968-5377

            with a copy to:

                  Eaton & Van Winkle LLP
                  3 Park Avenue, 16th Fl.
                  New York, New York  10016
                  Attention:  Vincent J. McGill
                  Facsimile No.:  (212) 779-9928

            If to Seller, to:

                  John Gantt and Lugenia Gantt
                  183 Montecito Crescent
                  Melville, New York 11747

            with a copy to:

                  Adam P. Silvers, Esq.
                  Ruskin Moscou Faltischek, P.C.
                  1425 Reckson Plaza
                  Uniondale, New York 11556
                  (516) 663-6519 direct
                  (516) 663-6719 fax


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

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested, or facsimile, and any such notice or communication given in the manner specified in this Paragraph 11 shall be deemed to have been given as of the date so mailed except with respect to the Escrow Agent as to which date shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

      12. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

      13. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

      14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

      15. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Escrow Shares until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

      16. Any corporation or other business entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other business entity to which substantially all the corporate trust business of the Escrow Agent may be transferred, shall be the successor Escrow Agent under this Agreement without any further action of the parties hereto.

      17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and, except as provided in Section 8 hereof, any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York or the court of the United States of America for the Southern District of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.


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

      18. In the event that any party to this Agreement is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party is able to perform substantially that party's duties.

                            [Signature page follows]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.


                                    EATON & VAN WINKLE LLP

                                    By: /s/ Vincent McGill
                                        ---------------------------
                                        Name:Vincent McGill
                                        Title:Partner


                                    AIR INDUSTRIES GROUP, INC.

                                    By: /s/ Peter D. Rettaliata
                                        ---------------------------
                                        Name:Peter D. Rettaliata
                                        Title:President


                                    SELLERS:

                                    /s/ John Gantt
                                    --------------
                                    JOHN GANTT

                                    /s/ Lugenia Gantt
                                    -----------------
                                    LUGENIA GANTT